EXHIBIT 99.1


                                                           [GRAPHIC]
                                                           news


[GRAPHIC]
FINANCIAL
RELATIONS BOARD




FOR FURTHER INFORMATION:                     RE:   FTI Consulting, Inc.

AT FTI CONSULTING:  AT FINANCIAL RELATIONS BOARD:

Jack Dunn           Marilyn Windsor        Lisa Fortuna          Tim Grace
Chairman & CEO      General Inquiries      Analyst Inquiries     Media Inquiries
(410) 224-1483      (702) 515-1260         (312) 640-6779        (312) 640-6667


FOR IMMEDIATE RELEASE
WEDNESDAY, JANUARY 28, 2004

DEVELOPMENTS IN CORPORATE FINANCE/RESTRUCTURING PRACTICE

ANNAPOLIS, MD, January 28, 2004--FTI Consulting, Inc. (NYSE: FCN), the premier provider of corporate finance/restructuring, forensic accounting, economic consulting, and trial services, today announced the expected departure of a number of senior professionals in its Corporate Finance/Restructuring practice which is expected to result in a reduction of revenues and earnings from that practice.

FTI has previously commented on an anticipated decline in revenues and earnings from the Corporate Finance/Restructuring practice for the year ended December 31, 2004. The unanticipated departure of a number of senior managing directors associated with the former FTI/Policano & Manzo practice is expected to lead to a further reduction of current revenue generating engagements, which reductions were not considered and reflected in FTI's prior earnings guidance. The practice of the departing professionals and other senior professionals and staff in that practice had been expected to contribute in 2004 up to 21% of FTI's earnings before interest, taxes, depreciation and amortization of property and equipment, which is included in selling, general and administrative expenses, and amortization of other intangible assets, which is reflected as a separate line item in FTI's consolidated statements of income (EBITDA).

Even with the unanticipated loss of these individuals, FTI remains one of the largest restructuring advisory firms in the United States and remains committed to its Corporate


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Finance/Restructuring Practice. Working with the remaining senior managing directors (including Michael Policano and Robert Manzo), FTI is putting in place action plans designed to minimize the impact of lost clients and staff. While the loss of engagements will impact future results of operations, FTI is still assessing the client relationships involved and at this time is not in a position to update its earnings guidance. FTI intends to update its guidance to reflect the impact of the recent departures when it has adequately assessed all available information.

About FTI Consulting
FTI is the premier provider of corporate finance/restructuring, forensic accounting, economic consulting, and trial services. Strategically located in 24 of the major US cities and London, FTI employs over 1,000 professionals consisting of numerous PhDs, MBAs, CPAs, CIRAs and CFEs who are committed to delivering the highest level of service to our clients. These clients include the world's largest corporations, financial institutions and law firms in matters involving financial and operational improvement and major litigation.

This press release includes "forward-looking" statements that involve uncertainties and risks. There can be no assurance that actual results will not differ from the company's expectations. The company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this may occur from time to time in the future. As a result of these possible fluctuations, the company's actual results may differ from our projections. Other factors that could cause such differences include pace and timing of additional acquisitions, the company's ability to realize cost savings and efficiencies, competitive and general economic conditions, and other risks described in the company's filings with the Securities and Exchange Commission.

                FTI is on the Internet at www.fticonsulting.com.